UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 17, 2014

BENEFITFOCUS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-36061	46-2346314
(Commission File Number)	(IRS Employer Identification No.)

100 Benefitfocus Way, Charleston, South Carolina 29492

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (843) 849-7476

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(d) In June 2014, the Board of Directors of Benefitfocus, Inc. (the “Company”) established a compensation program for the Company’s independent directors not serving as a designee of an investor under the Seconded Amended and Restated Voting Agreement dated as of September 2013, by and among the Company and certain stockholders named therein (the “Voting Agreement”), namely Francis J. Pelzer V and Stephen M. Swad. Each such director will receive an annual retainer of $150,000, payable at the director’s election either 50% in cash and 50% in restricted stock units, or RSUs, or 100% in RSUs. The RSUs vest on the first anniversary of our annual stockholders meeting held in the year of the grant, or, if earlier, immediately prior to the subsequent year’s annual meeting. The Company will also pay such directors the following cash fees for each quarter they chair one of the Board committees: Audit, $6,250; Compensation, $2,500; and any other committee, $1,875.

On June 17, 2014 the Board adopted an Independent Director Agreement which also requires the Company’s non-employee directors, not serving as a designee of an investor under the Voting Agreement, to own stock in the Company with a cash value of $225,000 or 3,750 shares, whichever is less. Such director need not own the requisite number of shares until he has completed three years of service as a director of the Company. If the ownership requirement is not met after the director has completed three years of service as a director of the Company, then all payments made to him by the Company will be entirely in the form of RSUs until the required ownership level is reached. For purposes of calculating the number of shares held by a director, shares that are owned directly are counted along with (a) shares over which the director has investment or voting power, and (b) shares that may be acquired pursuant to vested, in-the-money options to acquire Company stock. Shares used to achieve the minimum director ownership requirement may not be pledged, used as security, or otherwise encumbered by a director.

On June 17, 2014 Messrs. Pelzer and Swad entered into such Independent Director Agreements with the Company. The description of the Independent Director Agreements is qualified in its entirety by reference to the full and complete terms of the Agreement, a form of which is filed as Exhibit 10.21 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.21	Form of Independent Director Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BENEFITFOCUS, INC.

Date: June 23, 2014	/s/ Milton A. Alpern
Milton A. Alpern, Chief Financial Officer